                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential for Use of the Commission
                                               Only (as permitted by Rule 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (sec.) 240.14a-12

                              EDISON SCHOOLS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             [EDISON SCHOOLS LOGO]

                                                                October 26, 2001

Dear Edison Schools Stockholder:

     You are cordially invited to attend the Company's 2001 Annual Meeting of Stockholders. This will be held at The Harvard Club, 27 West 44th Street, New York, New York, on Thursday, December 6, 2001, beginning at 10:00 a.m., local time.

     The enclosed proxy statement describes the matters that will be presented at the meeting: (1) the election of eleven directors for next year, (2) the approval of an amendment to our 1999 Stock Incentive Plan to increase the number of shares of Class A Common Stock authorized for issuance under the Plan and (3) the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors for the current fiscal year.

     Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting and vote in person, signing the proxy will not prevent you from voting your stock as you wish, as the proxy is revocable at your option.

     We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          H. Christopher Whittle
                                          President and Chief Executive Officer

                              EDISON SCHOOLS INC.
                          521 FIFTH AVENUE, 11TH FLOOR
                               NEW YORK, NY 10175

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, DECEMBER 6, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Edison Schools Inc. (the "Company") will be held at The Harvard Club, 27 West 44th Street, New York, New York, on Thursday, December 6, 2001 at 10:00 a.m., local time, to consider and act upon the following matters:

     1. To elect eleven directors for the ensuing year.

     2. To approve an amendment to the Company's 1999 Stock Incentive Plan to increase the total number of shares of Class A Common Stock authorized for issuance thereunder from 4,500,000 shares to 6,500,000 shares.

     3. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.

     4. To transact such other business, if any, as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

     Holders of record of the Company's Class A Common Stock and Class B Common Stock at the close of business on October 16, 2001 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. A list of the Company's stockholders is open for examination to any stockholder at the principal executive offices of the Company, 521 Fifth Avenue, 11th floor, New York, NY 10175 and will be available at the Annual Meeting.

     A copy of the Company's Annual Report on Form 10-K for the year ended June 30, 2001, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,

                                          Laura K. Eshbaugh
                                          Executive Vice President and Secretary

New York, NY
October 26, 2001

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

                              EDISON SCHOOLS INC.
                          521 FIFTH AVENUE, 11TH FLOOR
                               NEW YORK, NY 10175

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, DECEMBER 6, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Edison Schools Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, December 6, 2001 and at any adjournments or postponements thereof (the "Annual Meeting").

     All executed proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

     On October 16, 2001, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"), there were outstanding and entitled to vote an aggregate of 51,258,505 shares of Class A Common Stock of the Company, par value $.01 per share ("Class A Common Stock"), and an aggregate of 2,180,972 shares of Class B Common Stock of the Company, par value $.01 per share ("Class B Common Stock", and together with the Class A Common Stock, the "Common Stock"). Each share of Class A Common Stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting and each share of Class B Common Stock entitles the record holder thereof to ten votes on each of the matters to be voted on at the Annual Meeting, other than the election of directors. Therefore, on each of the matters to be voted on at the Annual Meeting, other than the election of directors, the holders of Class A Common Stock will have an aggregate of 51,258,505 votes and the holders of Class B Common Stock will have an aggregate of 21,809,720 votes. Holders of Class A Common Stock will be entitled, as a separate class, to elect seven of the eleven members of the Board of Directors (the "Class A Directors") and the holders of Class B Common Stock will be entitled, as a separate class, to elect the remaining four directors (the "Class B Directors"). Holders of both Class A Common Stock and Class B Common Stock have cumulative voting rights in the election of their respective directors. Holders of Class A Common Stock and holders of Class B Common Stock vote together as a single class on all other matters presented to the stockholders for their vote or approval, except as may otherwise be required by Delaware law.

     Cumulative voting means that a stockholder may, in the election of directors, cast a total number of votes equal to the number of directors to be elected multiplied by the number of shares held by the stockholder. The stockholder may cumulate these votes and cast them all for one candidate or may allocate them among candidates as the stockholder sees fit. For example, a stockholder holding 100 shares of Class A Common Stock will be entitled at the Annual Meeting to cast a total of 700 votes in the election of Class A Directors. This stockholder could cast these votes in any combination, including all 700 votes for one nominee or 100 votes for each of the seven nominees. Cumulative voting is intended to provide holders of smaller blocks of stock with more meaningful influence in the election of directors than they would have without cumulative voting.

     Please note that, if they act together, the holders of Class B Common Stock will be able to exercise significant influence on the outcome of matters that properly come before the Company's stockholders for approval at the Annual Meeting.

     The Notice of Meeting, this Proxy Statement, the enclosed Proxy Card and the Company's Annual Report for the year ended June 30, 2001 are first being sent or given to stockholders on or about October 26, 2001.

VOTES REQUIRED

     The holders of a majority of the voting power of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting, except that (i) the holders of a majority of the voting power of the Class A Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the election of the Class A Directors and (ii) the holders of a majority of the voting power of the Class B Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the election of the Class B Directors. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

     The affirmative vote of a plurality of the votes cast by the holders of Class A Common Stock voting on the matter is required for the election of the Class A Directors. The affirmative vote of a plurality of the votes cast by the holders of Class B Common Stock voting on the matter is required for the election of the Class B Directors. The affirmative vote of a majority of the votes cast by the holders of Common Stock voting on the matter is required (i) to approve the amendment to the Company's 1999 Stock Incentive Plan and (ii) to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current year.

     Please note that the persons named in the enclosed proxy will have discretionary authority to cumulate and distribute votes among the nominees with respect to which authority was not withheld or, if the proxy either was not marked or was marked for all nominees, among all nominees. In any case, the proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters (such as the election of directors and the ratification of the selection of the auditors) that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 16, 2001 by

     - each person known to the Company to beneficially own more than 5% of the outstanding shares of either class of Common Stock;

     - each director and nominee for director of the Company;

     - each of the executive officers named in the Summary Compensation Table set forth under the heading "Compensation of Executive Officers" below; and

     - all executive officers, directors and nominees for director of the Company as a group.

     Except as set forth herein, the business address of the named beneficial owner is c/o Edison Schools Inc., 521 Fifth Avenue, 11th Floor, New York, NY 10175 and each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

                                                                             PERCENTAGE OF SHARES
                                           SHARES BENEFICIALLY OWNED          BENEFICIALLY OWNED
                                        -------------------------------  ----------------------------
                                         CLASS A    CLASS B     TOTAL    CLASS A   CLASS B    TOTAL
                                         COMMON     COMMON     COMMON    COMMON    COMMON     COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER      STOCK      STOCK    STOCK(1)    STOCK     STOCK    STOCK(1)
------------------------------------    ---------  ---------  ---------  -------   -------   --------
D2F2 Foundation(2)....................    210,912    188,750    399,662      *       8.0%         *
  268 Bush Street, PMB No. 4209
  San Francisco, CA 94104

Duba AB(3)............................  2,067,080    303,551  2,370,631    4.0%     13.9        4.4%
  320 Park Avenue
  New York, NY 10022

J.W. Childs Equity Partners,
L.P.(4)...............................  1,983,126    301,737  2,284,863    3.9      13.8        4.3
  1 Federal Street
  Boston, MA 02110

RWJ Education Company I, L.L.C.(5)....    605,176    143,879    749,055    1.2       6.6        1.4
  One Maritime Plaza, Suite 1400
  San Francisco, CA 94111

UBS Capital L.L.C.(6).................  1,853,700    177,199  2,030,899    3.6       8.1        3.8
  299 Park Avenue
  New York, NY 10036

U.S. Trust Company of New York(7).....  2,859,895         --  2,859,895    5.6        --        5.4
  114 West 47th Street
  New York, NY 10036

WSI Inc.(8)...........................  2,635,009    463,394  3,098,403    5.1      20.4        5.7
  800 South Gay St.
  Knoxville, TN 37929

Benno C. Schmidt, Jr.(9)..............  1,094,540    114,144  1,208,684    2.1       5.1        2.2

H. Christopher Whittle(10)............  3,697,697  1,237,539  4,935,236    7.0      52.0        8.9

John E. Chubb(11).....................    141,369     18,041    159,410      *         *          *

Christopher D. Cerf(12)...............    233,950     31,483    265,433      *       1.4          *

Tonya G. Hinch(13)....................     25,938      1,868     27,806      *         *          *

Joan Ganz Cooney(14)..................      5,400         --      5,400      *        --          *

Ramon C. Cortines(15).................      5,000         --      5,000      *        --          *

Charles J. Delaney(16)................  1,858,700    177,199  2,035,899    3.6       8.1        3.8

Reverend Floyd H. Flake(17)...........     44,900        683     45,583      *         *          *

Jeffrey T. Leeds(18)..................    159,658         86    159,744      *         *          *

Jonathan Newcomb(19)..................      5,000         --      5,000      *        --          *

Timothy P. Shriver....................         --         --         --     --        --         --

William F. Weld(20)...................      8,625        325      8,950      *         *          *

All executive officers, directors and
nominees for director, as a group (18
persons)(21)..........................  7,544,399  1,610,197  9,154,596   13.8      63.5       16.0

---------------
 *  Less than 1%.

 1. Assumes all shares of Class B Common Stock were converted into Class A Common Stock.

 2. Consists of 210,912 shares of Class A Common Stock and 188,750 shares of Class B Common Stock issuable upon exercise of a warrant that will be exercisable within 60 days of October 16, 2001.

 3. Includes 86,794 shares of Class A Common Stock and 9,646 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2001.

 4. John W. Childs, a former member of the Company's Board of Directors, may be deemed to be the beneficial owner of the shares of Common Stock held by J.W. Childs Equity Partners, L.P. Mr. Childs also holds 361,085 shares of Class A Common Stock, 57,072 shares of Class B Common Stock and an option exercisable within 60 days of October 16, 2001 to acquire 3,750 shares of Class A Common Stock.

 5. Includes 2,170 shares of Class A Common Stock and 242 shares of Class B Common Stock issuable upon exercise of an option that will be exercisable within 60 days of October 16, 2001.

 6. Includes 100,000 shares of Class A Common Stock held of record by UBS Warburg L.L.C.

 7. Based on holdings reported on a Schedule 13G filed on February 14, 2001.

 8. Includes 1,462,501 shares of Class A Common Stock and 162,501 shares of Class B Common Stock held of record by WPA Investment L.P., 337,500 shares of Class A Common Stock and 37,500 shares of Class B Common Stock held of record by Whittle Leeds Education Company LLC and 832,596 shares of Class A Common Stock and 92,512 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2001.

 9. Includes 6,565 shares of Class A Common Stock and 685 shares of Class B Common Stock held of record by Christina W. Schmidt, Mr. Schmidt's daughter. Mr. Schmidt disclaims beneficial ownership of all such shares of Common Stock. Also includes 758,459 shares of Class A Common Stock and 74,356 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2001.

10. Includes 2,412 shares of Class A Common Stock and 170,881 shares of Class B Common Stock held of record by WSI Inc., 1,462,501 shares of Class A Common Stock and 162,501 shares of Class B Common Stock held of record by WPA Investment L.P., 337,500 shares of Class A Common Stock and 37,500 shares of Class B Common Stock held of record by Whittle Leeds Education Company LLC, 1,003,483 shares of Class A Common Stock and 108,350 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2001, and 832,596 shares of Class A Common Stock and 92,512 shares of Class B Common Stock issuable upon exercise of options held of record by WSI Inc. that will be exercisable within 60 days of October 16, 2001. H. Christopher Whittle and WSI Inc. have pledged all of their shares of Class A Common Stock and Class B Common Stock, including all options to acquire Class A Common Stock and Class B Common Stock, to Morgan Guaranty Company of New York to secure personal obligations of Mr. Whittle. Of WSI's shares pledged to Morgan Guaranty Trust Company of New York, 117,500 shares of Class A Common Stock are also subject to an option held by Morgan Guaranty Trust Company of New York.

11. Consists of 141,369 shares of Class A Common Stock and 18,041 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2001.

12. Consists of 233,350 shares of Class A Common Stock and 31,483 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2001, and 600 shares of Class A Common Stock held by a trust for the benefit of Mr. Cerf's children.

13. Consists of 25,938 shares of Class A Common Stock and 1,868 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2001.

14. Includes 5,000 shares of Class A Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2001.

15. Consists of 5,000 shares of Class A Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2001.

16. Consists of 5,000 shares of Class A Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2001, 1,753,700 shares of Class A Common Stock and 177,199 shares of Class B Common Stock held of record by UBS Capital L.L.C. and 100,000 shares of Class A Common Stock held of record by UBS Warburg L.L.C.

17. Consists of 44,900 shares of Class A Common Stock and 683 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2001.

18. Includes 92,500 shares of Class A Common Stock and 86 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2001.

19. Consists of 5,000 shares of Class A Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2001.

20. Consists of 8,625 shares of Class A Common Stock and 325 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2001.

21. Includes an aggregate of 240,625 shares of Class A Common Stock and 28,551 shares of Class B Common Stock issuable upon exercise of options exercisable within 60 days of October 16, 2001. Also includes other shares described in footnotes 9 through 20 above.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors consists of 11 directors, seven of which are elected by the holders of Class A Common Stock and the remaining four of which are elected by the holders of Class B Common Stock. At each annual meeting of stockholders, all 11 directors are elected for a one-year term.

     The persons named in the enclosed proxy will vote to elect, as Class A Directors, Christopher D. Cerf, Joan Ganz Cooney, Ramon C. Cortines, Reverend Floyd H. Flake, Jonathan Newcomb, Benno C. Schmidt, Jr. and William F. Weld, and will vote to elect, as Class B Directors, Charles J. Delaney, Jeffrey T. Leeds, Timothy P. Shriver and H. Christopher Whittle, unless authority to vote for any or all of the nominees is withheld by marking the proxy to that effect. Each director will be elected to hold office until the 2002 annual meeting of stockholders (subject to the election and qualification of his or her successor and to his or her earlier death, resignation, or removal).

     Each of the nominees has indicated his or her willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

     For each nominee for election as a director, there follows information provided by each concerning his or her principal occupation and business experience for at least the past five years, the names of other publicly held companies of which he or she serves as a director and his or her age and length of service as a director of the Company. There are no family relationships among any of the directors, nominees for director and executive officers of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director and nominee for director, directly or indirectly, as of October 16, 2001 appears under the heading "Security Ownership of Certain Beneficial Owners and Management."

NOMINEES FOR ELECTION AS CLASS A DIRECTORS

     CHRISTOPHER D. CERF is 46 years old and has served as the Company's Chief Operating Officer since May 1999 and as a director since November 2000. He also served as the Company's General Counsel from June 1997 to April 2000. Prior to joining the Company, he was a partner in the law firm of Wiley, Rein and Fielding from May 1996 to May 1997. Between 1994 and May 1996, he served in the White House as Associate Counsel to the President. Mr. Cerf is also a former high school history teacher.

     JOAN GANZ COONEY is 71 years old and has served as a director since November 2000. She is the Chairman, Executive Committee, of the Sesame Workshop, formerly the Children's Television Workshop. Ms. Cooney co-founded the Children's Television Workshop as its Executive Director in 1968 and was named its President-Chief Executive Officer in 1970 and Chairman-Chief Executive Officer in 1988. She assumed her present responsibilities in 1990. Mrs. Cooney is on the Boards of Directors of Johnson & Johnson, the Metropolitan Life Insurance Company, the Museum of Television and Radio and The New York and Presbyterian Hospitals, Inc. She is a Life Trustee of the National Child Labor Committee and of WNET, Channel 13.

     RAMON C. CORTINES is 69 years old and has served as a director since July 2000. Mr. Cortines earlier served on the Company's Board of Directors from October 1999 to November 1999, when he resigned to become the Interim Superintendent of the Los Angeles Unified School District, a position he held from November 1999 to June 2000. He has served as Director of the Pew Network for Standards Based Reform at Stanford University since August 1997. He was a senior advisor to the Secretary of Education of the U.S. Department of Education from November 1995 to December 1999. Mr. Cortines served as the Acting Assistant Secretary for Educational Research and School Improvement at the U.S. Department of Education from March 1997 to August 1997. From November 1993 to October 1995, he served as the Chancellor of the New York City Public Schools. Mr. Cortines serves on the Board of Directors of Scholastic Corporation.

     REVEREND FLOYD H. FLAKE is 56 years old and has served as President of Edison Charter Schools since May 2000 and as a director since November 2000. He has also served as the senior pastor of the Allen African Methodist Episcopal Church in Jamaica, Queens since 1976. Reverend Flake has served as a Senior Fellow at the Manhattan Institute for Social and Economic Policy since January 1998 and a columnist for the New York Post since January 1998. Reverend Flake has been a member of the Board of Directors of the Fannie Mae Foundation since January 1998 and an Adjunct Fellow on the Advisory Board of the Brookings Institution Center on Urban and Metropolitan Policy since February 1998. From January 1986 to December 1997, Reverend Flake served as a member of the United States House of Representatives, representing the 6th district of New York.

     JONATHAN NEWCOMB is 55 years old and has served as a director since November 2000. He has served as the Chief Executive Officer and Chairman of the Board of Directors of Simon & Schuster, Inc., a publishing company, since 1994. Mr. Newcomb is a director of the Hong Kong Shanghai Bank Corporation USA and The Bureau of National Affairs, Inc. and serves as a Trustee of Dartmouth College and the New School University.

     BENNO C. SCHMIDT, JR. is 59 years old and has served as the Company's Chairman of the Board of Directors since March 1997. He also served as the Company's Chief Executive Officer from 1992 to June 1998, the Company's President from 1992 to February 1997 and the Company's Chief Education Officer from July 1998 through April 1999. Mr. Schmidt served as President of Yale University from 1986 to 1992. He also served as Dean of the Columbia University School of Law from 1984 to 1986.

     WILLIAM F. WELD is 56 years old and has served as director since October 1999. Since December 2000, he has been a principal of Leeds Weld & Co., a private investment firm. He was a partner with the law firm of McDermott, Will & Emery from November 1997 until December 2000. From January 1991 to July 1997, Mr. Weld served as the Governor of the Commonwealth of Massachusetts. Mr. Weld serves on the Boards of Directors of Affiliated Managers Group, Inc., IDT Corp. and Domenica Management, Inc.

NOMINEES FOR ELECTION AS CLASS B DIRECTORS

     CHARLES J. DELANEY is 42 years old and has served as a director since July 1999. Mr. Delaney is President of UBS Capital Americas, which is the manager for two private equity funds that make investments in the U.S. and Latin America. Mr. Delaney served as President of UBS Capital LLC from May 1989 to December 1999. UBS Capital Americas and UBS Capital LLC are affiliated with UBS AG. Mr. Delaney serves on the Boards of Directors for Aurora Foods, Inc. and AMS Holdings Corp.

     JEFFREY T. LEEDS is 45 years old and has served as a director since November 1996. He has been a principal of Leeds Weld & Co., a private investment firm, since December 2000 and a principal of Leeds Equity Management L.L.C., a private investment firm, since November 1999. He has also been a principal of Advance Capital Management L.L.C., a private investment firm, since October 1995, and has served as President of Leeds Group Inc., an investment banking firm, since January 1993. Mr. Leeds serves on the Boards of Directors of TransAct Technologies, Inc., Argosy Education Group Inc., Domenica Management, Inc., DataMark, Inc. and Real Page, Inc. He serves as a Trustee of the Cooper Hewitt National Design Museum.

     TIMOTHY P. SHRIVER, is 42 years old and has served as a director since September 2001. He has served as President and Chief Executive Officer of Special Olympics, Inc. since July 1996. Mr. Shriver serves on the Board of Trustees for Phoenix Home Life Mutual Insurance Company and is on the Boards of Directors for the Education Compact for Learning and Citizenship and The John F. Kennedy Library Foundation.

     H. CHRISTOPHER WHITTLE, the Company's founder, is 54 years old and has served as President since March 1997 and as Chief Executive Officer since July 1998. He has served as a director since 1992 and also served as the Company's Chairman of the Board of Directors from 1992 until March 1995. He is the President and sole stockholder of WSI Inc. WSI Inc. is a corporation wholly owned by Mr. Whittle with the current primary purpose of holding Mr. Whittle's personal investments. From 1986 to 1994, Mr. Whittle was Chairman and Chief Executive Officer of Whittle Communications L.P., which developed magazines and other print publications as well as Channel One, an advertising-supported daily news and information television program for schools. Before that, Mr. Whittle was the founder of 13-30 Corporation, the predecessor of Whittle Communications L.P., and served as the publisher of Esquire magazine from 1979 to 1986.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met 13 times (including by teleconference) during fiscal 2001. Other than Ms. Cooney and Messrs. Cortines and Delaney, each director attended at least 75% of the meetings of the Board of Directors and of committees on which he or she then served.

     The Board of Directors has a Compensation Committee, currently composed of Messrs. Delaney, Leeds and Weld. Mr. Delaney was appointed to the Compensation Committee in September 2001 to fill a vacancy. The Compensation Committee reviews and approves executive salaries, bonuses, and benefits and administers stock plans. In addition, the Compensation Committee consults with the Company's management regarding benefit plans and compensation policies and practices. The Compensation Committee met six times during fiscal 2001.

     The Board of Directors also has a Finance and Audit Committee, currently composed of Messrs. Cortines, Delaney and Newcomb. Mr. Cortines was appointed to the Finance and Audit Committee in September 2001 to fill a vacancy. The Finance and Audit Committee acts under a written charter first adopted and approved in May 2000. A copy of the charter is attached to this proxy statement as Appendix
A. The members of the Finance and Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market. The Finance and Audit Committee met five times during fiscal 2001. The functions of the Finance and Audit Committee include:

     - recommending to the Board of Directors the appointment of the Company's independent auditors;

     - reviewing the independence of the independent auditors;

     - reviewing the annual audit plan of the independent auditors, the results of the independent audit, and the report and recommendations of the independent auditors;

     - evaluating the adequacy of the Company's internal financial and accounting processes and controls; and

     - reviewing with management and the independent auditors the annual and interim financial statements of the Company.

     Stockholders wishing to propose director candidates for consideration by the Company may do so by writing to the Secretary of the Company and providing information specified in the Company's Bylaws, including the candidate's name, address and principal occupation. The Company's Bylaws set forth further requirements for stockholders wishing to nominate director candidates for consideration by stockholders including, among other things, that a stockholder must give written notice of an intent to make such a nomination to the Secretary of the Company not less than 60 days nor more than 90 days prior to the stockholders' meeting; provided that, in the event less than 70 days' notice or prior public disclosure of the date of the meeting is given or made, the notice from the stockholder must have been mailed or delivered to the Secretary not later than the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. A stockholder will only be entitled to nominate candidates for election as Class A Directors or Class B Directors if the stockholder holds shares of Class A Common Stock or Class B Common Stock, respectively.

COMPENSATION OF DIRECTORS

     Outside directors receive an annual retainer of $22,500, paid quarterly, as well as a fee of $2,000 per board meeting and an annual fee of $5,000, paid quarterly, for each committee on which they serve. Additionally, outside directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors. No director who is an employee of the Company receives separate compensation for services rendered as a director.

     The following table sets forth certain information with respect to options granted to non-employee directors during the fiscal year ended June 30, 2001.

                                                            NUMBER OF SHARES
                                                            OF CLASS A COMMON
                                                            STOCK UNDERLYING     EXERCISE
DIRECTOR                                      GRANT DATE     OPTIONS GRANTED     PRICE(1)    VESTING
--------                                      ----------    -----------------    --------    -------
Joan Ganz Cooney............................   11-30-00          15,000          $24.125       (2)
Ramon C. Cortines...........................   11-30-00          15,000          $24.125       (2)
Charles J. Delaney..........................   11-30-00          15,000          $24.125       (2)
Jeffrey T. Leeds............................   11-30-00          15,000          $24.125       (2)
Jonathan Newcomb............................   11-30-00          15,000          $24.125       (2)
William F. Weld.............................   11-30-00          15,000          $24.125       (2)

---------------
(1) The closing sale price of the Class A Common Stock on the Nasdaq National Market on the grant date.

(2) The option vests ratably over 36 months, with the first monthly vesting occurring on December 31, 2000.

COMPENSATION OF EXECUTIVE OFFICERS

     The table below sets forth, for the years ended June 30, 1999, 2000 and 2001, the total compensation earned by the Company's Chief Executive Officer and each of its four other executive officers who were most highly compensation during fiscal 2001 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                                    ------------
                                              ANNUAL COMPENSATION      SHARES
                                              -------------------    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR    SALARY     BONUS      OPTIONS(1)    COMPENSATION
---------------------------            ----   --------   --------   ------------   ------------
H. Christopher Whittle(2)............  1999   $296,636         --     500,000             --
  President and Chief                  2000    309,545         --     100,000             --
  Executive Officer                    2001    298,080         --          --             --
Benno C. Schmidt, Jr.(3).............  1999    296,636         --          --        $14,760(4)
  Chairman of the Board of             2000    309,545         --     291,500         14,760(4)
  Directors                            2001    298,080         --          --         14,760(4)
Christopher D. Cerf..................  1999    225,631   $ 50,000     338,000            500(5)
  Chief Operating Officer              2000    247,804     50,000          --          1,085(4)(5)
                                       2001    240,000    100,000(7)        --        51,175(4)(5)(6)
John E. Chubb........................  1999    225,000     40,000          --            500(5)
  Chief Education Officer and          2000    233,532     40,000     120,000            500(5)
  Executive Vice President             2001    239,712     80,000(7)        --           500(5)

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                                    ------------
                                              ANNUAL COMPENSATION      SHARES
                                              -------------------    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR    SALARY     BONUS      OPTIONS(1)    COMPENSATION
---------------------------            ----   --------   --------   ------------   ------------
Tonya G. Hinch.......................  1999    100,000         --      50,000            500(5)
  Executive Vice President,            2000    191,923     65,000      60,000            500(5)
  School Support Division              2001    232,308     80,000(7)        --           500(5)

---------------
(1) Represents the number of shares covered by options to purchase shares of Common Stock granted during the respective years. The Company has never granted any stock appreciation rights.

(2) Mr. Whittle's compensation does not include accrued interest relating to two loans to Mr. Whittle from the Company. For more information on these loans, see "Certain Transactions -- Loans to Executives." Interest on the two loans is not due until
    November 2004 and April 2005, respectively.

(3) Mr. Schmidt's compensation does not include accrued interest relating to loans to Mr. Schmidt from the Company. For more information on these loans, see "Certain Transactions -- Loans to Executives." This interest is not due until the earlier of February 15, 2002 or the termination of Mr. Schmidt's employment with the Company.

(4) Represents supplemental life insurance premium paid on behalf of the executive.

(5) Represents 401(k) matching contribution.

(6) Includes a $50,000 relocation bonus.

(7) Estimate.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The table below sets forth information concerning options exercised by each of the Named Executive Officers during the year ended June 30, 2001 and the number and value of unexercised options held by each of the Named Executive Officers on June 30, 2001.

               OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF
                                                            SHARES UNDERLYING           VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                             SHARES                       AT FISCAL YEAR END(2)          AT FISCAL YEAR END
                            ACQUIRED        VALUE      ---------------------------   ---------------------------
NAME                       ON EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   -----------   -----------   -------------   -----------   -------------
H. Christopher
  Whittle(2).............        --              --     2,028,608      2,896,745     $ 6,660,165    $  307,740
Benno C. Schmidt, Jr. ...        --              --       781,856        253,200      15,141,476       529,188
Christopher D. Cerf......    50,000      $  879,875       204,500        246,000       3,201,680     2,592,840
John E. Chubb............    50,000       1,040,994       142,410        108,000       2,677,619       225,720
Tonya G. Hinch...........    17,000         215,562        15,000         78,000          56,700       416,520

---------------
(1) Represents the difference between the exercise price and the last sales price of the Class A Common Stock on the date of exercise.

(2) Includes options held by WSI Inc., a corporation of which Mr. Whittle is the President and sole stockholder.

     The value of unexercised in-the-money options at fiscal year-end has been calculated on the basis of $22.84, which was the last sales price per share of the Class A Common Stock on June 29, 2001, as reported on the Nasdaq National Market, less the per-share exercise price.

EMPLOYMENT AGREEMENTS

     The Company and H. Christopher Whittle entered into an agreement in July 1999 in which the Company agreed to employ Mr. Whittle through June 30, 2004 at an annual base salary of $320,366, subject to annual increases of 8% or more for successful achievement of the Company's fiscal year business plan. Mr. Whittle received base compensation of $298,080 during fiscal 2001. Under this agreement, Mr. Whittle is eligible to receive an annual bonus of up to 50% of his current base salary. The Company has also agreed to maintain long-term disability insurance and term life insurance in the amount of $800,000 for Mr. Whittle's benefit. If the Company terminates Mr. Whittle's employment without cause or if Mr. Whittle terminates his employment for "good reason," Mr. Whittle will receive as severance pay his then current base salary and his maximum permitted bonus for the then current year for two years following the effective date of his termination. If the Company terminates Mr. Whittle for cause, he is entitled to receive his base salary only through the effective date of termination. If Mr. Whittle terminates the relationship without good reason, he is entitled to receive his then current base salary for twelve months following the effective date of his termination less any amount he earns as a result of new employment. In addition, if Mr. Whittle terminates his employment without good reason prior to July 1, 2002, the Company's loans to him will become due. Under this agreement, "good reason" is defined as Mr. Whittle's assignment to materially less significant duties, the Company's failure to reappoint Mr. Whittle to his then current position or the Company's failure to perform the Company's material obligations under this agreement. Mr. Whittle has agreed not to compete against the Company during the term of his employment and for one year thereafter and not to solicit the employment or other services of any of the Company's executive employees for one year after his termination. For more information on the Company's loans to Mr. Whittle in connection with his exercise of stock options, see "Certain Transactions -- Loans to Executives."

     The Company and Benno C. Schmidt, Jr. entered into an agreement in June 2000 in which the Company agreed to employ Mr. Schmidt until June 2003, with an annual base salary of $298,080, subject to annual increases or decreases at the same time and in the same percentage as the increase or decrease in the base salary of Company's Chief Executive Officer. Mr. Schmidt received base compensation of $298,080 during fiscal 2001. The agreement provides that Mr. Schmidt may also receive incentive bonuses at the discretion of the Board of Directors. Under the agreement, the Company maintains term life insurance in the amount of $5.0 million for Mr. Schmidt's benefit. If the Company terminates Mr. Schmidt's employment without cause or if Mr. Schmidt terminates his employment for "good reason," Mr. Schmidt will receive as severance pay his then current base salary and the bonus he earned from the prior fiscal year for one year following the effective date of termination. The provisions in Mr. Schmidt's employment contract concerning termination of Mr. Schmidt's employment by the Company for cause are the same as Mr. Whittle's described above, except the Company has also agreed to pay Mr. Schmidt a lump sum of $3.2 million if he is terminated for any reason except death, though this amount may be used to offset any outstanding balance on two loans the Company has made to Mr. Schmidt. The Company also agreed to purchase from Mr. Schmidt the minimum amount of the Company's stock necessary to provide Mr. Schmidt with enough money to pay the taxes associated with the lump sum payment. The Company will be unable to claim a deduction for a portion of this lump sum if the Company pays the lump sum to Mr. Schmidt in connection with the termination of his employment due to a change in control of the Company. For more information on the Company's loans to Mr. Schmidt, see "Certain Transactions -- Loans to Executives." Mr. Schmidt has agreed not to compete against the Company during the term of his employment and for one year thereafter.

     The Company and Christopher D. Cerf entered into an agreement in July 1999 in which the Company agreed to employ Mr. Cerf until June 2002 with an annual base salary of $240,000. The agreement is annually renewable for successive one-year terms. Mr. Cerf received base compensation of $240,000 during fiscal 2001. Mr. Cerf is eligible for an annual bonus of up to 50% of his base salary based on the Company's achievement of specified academic and financial performance goals. Under this agreement, Mr. Cerf received a bonus of $50,000 in August 2000, as well as reimbursement of certain documented expenses, in connection with his relocation to New York City. The Company also agreed to maintain long-term disability insurance and term life insurance in the amount of $800,000 for Mr. Cerf's benefit. If Mr. Cerf is terminated without cause, he is entitled to receive his base salary for twelve months following the effective date of his termination less any amount he earns during the last six months of this period as a result of new employment. If Mr. Cerf is terminated for cause, he is entitled to receive his base salary only through the effective date of termination. Mr. Cerf has agreed not to compete against the Company during his term of employment and for one year thereafter.

     The Company and John E. Chubb entered into an agreement in March 1995, in which the Company agreed to employ Mr. Chubb with an annual base salary of $200,000. Mr. Chubb received base compensation of $239,712 during fiscal 2001. This agreement also provided for a one-time cash transition payment of $110,000 to Mr. Chubb. In June 2000, the Board of Directors increased Mr. Chubb's base salary to $240,000 and made him eligible to receive a bonus of up to $100,000 beginning with fiscal 2001. If Mr. Chubb is terminated without cause, he is entitled to receive as severance pay his base salary for six months following the effective date of his termination less any amount he earns as a result of new employment. If Mr. Chubb is terminated for cause, he is entitled to receive his base salary only through the effective date of termination. Mr. Chubb has agreed not to compete against the Company during his term of employment and for one year thereafter.

CERTAIN TRANSACTIONS

  LOANS TO EXECUTIVES

     Mr. Schmidt borrowed $1.6 million from the Company on June 5, 1992 and $200,000 from the Company on January 23, 1996, as evidenced by promissory notes. The promissory notes were amended in October 1999 to provide that they bear interest at a rate equal to the prime rate in effect from time to time, and that all principal and accrued interest is due on the earlier of February 15, 2002 or the termination of Mr. Schmidt's employment with the Company. Prior to this amendment, the notes bore interest at an annual compound rate of 5.83% and all principal and accrued interest payable under the notes was due on the earlier of February 15, 2002 or the termination of Mr. Schmidt's employment with the Company. The loans are recourse and are secured by a life insurance policy on Mr. Schmidt. The amount due from Mr. Schmidt under this loan may be offset by the Company against the amount owed by the Company to Mr. Schmidt under his severance agreement. The loans do not require periodic interest or principal payments, and Mr. Schmidt has not made any payments of interest or principal to date. The balance of principal and interest outstanding under these loans was $1.8 million and $1.2 million, respectively, as of September 30, 2001. Mr. Schmidt is the Company's Chairman of the Board of Directors.

     Mr. Whittle borrowed $6.6 million from the Company on November 15, 1999 and $1.2 million from the Company on April 13, 2000. The loans represented the total amount required for Mr. Whittle to purchase the shares upon exercise of his March 1997 option to purchase 270,000 shares of Class A Common Stock and 30,000 shares of Class B Common Stock at $3.00 per share and his December 1997 option to purchase 382,500 shares of Class A Common Stock and 42,500 shares of Class B Common Stock at $3.00 per share and to pay any related income tax obligations. The Company has also agreed to loan Mr. Whittle any additional amount necessary to pay any additional taxes or tax penalties incurred by him in connection with his purchase of the shares. The loans are collateralized only by the shares and bear interest at the greater of the prime rate or the Company's actual borrowing rate, if any, from time to time, with payment of the principal amount and accrued interest on the November 1999 loan due in full in November 2004 and payment of the principal amount and accrued interest on the April 2000 loan due in full in April 2005. The balance of principal and interest outstanding under these loans was $7.9 million and $1.3 million, respectively, as of September 30, 2001. Mr. Whittle is the Company's President and Chief Executive Officer and one of the Company's directors.

     Ms. Hinch borrowed $100,000 from the Company on July 5, 2000 as evidenced by a letter agreement. The loan does not bear interest and is due on June 30, 2003. The loan is recourse only to the net proceeds to Ms. Hinch from the sale of shares of the Company's Class A Common Stock and Class B Common Stock acquired by Ms. Hinch through the exercise of employee stock options.

     Adam Feild, the Company's Chief Financial Officer and Executive Vice President, borrowed $100,000 from the Company on December 6, 1999 as evidenced by a promissory note. The note is unsecured and bears interest at an annual rate of 8.5%. The note is due on September 1, 2002. The balance of principal and accrued interest under this loan was $100,000 and $16,048, respectively, as of September 30, 2001. The loan is recourse only to the net proceeds to Mr. Feild from the sale of shares of the Company's Class A Common Stock and Class B Common Stock acquired by Mr. Feild through the exercise of employee stock options.

  PAYMENT TO EXECUTIVE

     The Company made payments of $100,000 in each of May 2000 and August 2000 to Global Lyceum, Inc., a corporation controlled by Reverend Flake. The payments were made as compensation for expenses incurred by Global Lyceum, as an inducement to Global Lyceum not to compete with the Company for five years, and to release Reverend Flake and two associates from obligations owed to Global Lyceum. Reverend Flake is the President of Edison Charter Schools and one of the Company's directors.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     This report addresses the compensation policies of the Company applicable to its officers during fiscal 2001. The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is composed of three non-employee directors. The Compensation Committee is responsible for determining the compensation package of each executive officer, including the Chief Executive Officer.

  OVERVIEW AND PHILOSOPHY

     The Company's executive compensation program is designed to promote the following objectives:

     - To recognize and reward exceptional performance by the Company's executives.

     - To provide incentives for high levels of current and future performance.

     - To align the objectives and rewards of the Company's executives with those of the stockholders of the Company.

     The Compensation Committee believes an executive compensation program that achieves these objectives will properly motivate and compensate the Company's current officers as well as enable the Company to attract other officers who may be needed by the Company in the future.

  EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation program consists of base salary, annual incentive compensation in the form of cash bonuses, and long-term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs which are generally available to all employees of the Company, such as life insurance benefits and the Company's 401(k) savings plan.

     BASE SALARY. At the beginning of each year, the Compensation Committee establishes an annual salary plan for the Company's senior executive officers based on recommendations made by the Company's Chief Executive Officer. Salary determinations depend both upon the Company's financial performance and upon the individual's performance as measured by specific objectives.

     ANNUAL INCENTIVE COMPENSATION. The Company's executive bonus program is designed to provide its senior executive officers with cash incentives to achieve the Company's financial and student achievement goals. At the beginning of each year, the Compensation Committee establishes target annual bonuses for each executive officer, based on recommendations made by the Company's Chief Executive Officer, which the executive will receive if his or her targeted objectives for the year are achieved. Cash bonuses are paid annually. For fiscal 2001, estimated annual cash bonuses for the Named Executive Officers totaled $260,000. Messrs. Whittle and Schmidt elected not to participate in the executive bonus program for fiscal 2001.

     LONG-TERM EQUITY INCENTIVES. The Company's stock option program is designed to promote the identity of long-term interests between the Company's employees and its stockholders and to assist in the retention of employees. The size of an executive's option grant is generally intended by the Compensation Committee to reflect the executive's position with the Company and his or her contributions to the Company. Executive stock options typically vest over a three- to five-year period, sometimes based partially on tenure and partially on specified measurements of the annual performance of the Company and/or the executive, to encourage continued employment by the Company. In fiscal 2001, all stock options were granted at an option exercise price equal to the fair market value of the Class A Common Stock on the date of the grant.

  BENEFITS

     The Company's executive officers are entitled to receive medical and life insurance benefits and to participate in the Company's 401(k) retirement savings plan on the same basis as other full-time employees of the Company.

  SUMMARY OF COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In fiscal 2001, Mr. Whittle, the Company's Chief Executive Officer, received base compensation of $298,080. Mr. Whittle elected not to participate in the executive bonus program for fiscal 2001.

  COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation's Chief Executive Officer and four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Compensation Committee periodically reviews the potential consequences of
Section 162(m) and may structure the performance-based portion of its executive compensation to comply with certain exemptions in Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when the Compensation Committee believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer's performance.

     By the Compensation Committee of the Board of Directors.

                                          Charles J. Delaney
                                          Jeffrey T. Leeds
                                          William F. Weld

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Messrs. Delaney, Leeds and Weld. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

REPORT OF THE FINANCE AND AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Finance and Audit Committee reviewed the Company's audited financial statements for the fiscal year ended June 30, 2001 and discussed these financial statements with the Company's management. The Finance and Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company's independent auditors.

     The Company's independent auditors also provided the Finance and Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence

Discussions with Audit Committees). The Finance and Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Finance and Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the Company, which are referred to herein under the heading "Independent Auditors Fees and Other Matters," is compatible with maintaining such auditors' independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Finance and Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001.

     By the Finance and Audit Committee of the Board of Directors.

                                          Ramon C. Cortines
                                          Charles J. Delaney
                                          Jonathan Newcomb

COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total stockholder return on the Class A Common Stock of the Company from November 17, 1999 (the first trading date following the Company's initial public offering) to June 30, 2001 with the cumulative total return of (i) U.S. companies listed in the Standard & Poors 500 (the "S&P 500 Index") and (ii) a peer group, selected by the Company, consisting of companies that provide various educational services (the "Peer Group"). The Peer Group is composed of Apollo Group, Inc., Career Education Corporation, Corinthian Colleges, Inc., DeVry Inc., Education Management Corporation, ITT Educational Services, Inc., Nobel Learning Communities, Inc., and Sylvan Learning Systems, Inc. (the "Peer Index"). This graph assumes the investment of $100.00 on November 17, 1999 in the Company's Class A Common Stock and on October 31, 1999 in the S&P 500 Index and the Peer Index, and assumes any dividends are reinvested.


                                  [LINE GRAPH]

DATE                 EDISON SCHOOLS INC.         S&P 500 INDEX        PEER INDEX
----                 -------------------         -------------        ----------
11/19/99                   100.00                    100.00              100.00
12/31/99                    87.50                    108.04               93.16
3/31/00                    109.03                    110.52              121.89
6/30/00                    128.82                    107.58              120.28
9/30/00                    176.39                    106.54              177.65
12/31/00                   175.00                     98.20              194.75
3/31/01                    112.50                     86.56              195.54
6/30/01                    126.89                     91.63              246.00

        PROPOSAL 2 -- APPROVAL OF AMENDMENT TO 1999 STOCK INCENTIVE PLAN

     On August 22, 2001, the Board of Directors adopted a resolution to approve an amendment, subject to stockholder approval, to the 1999 Stock Incentive Plan (the "1999 Plan") to increase the total number of shares of Class A Common Stock authorized for issuance thereunder from 4,500,000 shares to 6,500,000 shares.

     The Board resolved to amend the 1999 Plan in order to provide sufficient shares to allow the Company to continue to attract and retain the best possible personnel. The Board of Directors believes that continued grants of stock options, as well as grants of restricted stock and other stock-based awards, will be an important element in attracting and retaining the employees who will be necessary for the Company's growth and success.

     As of June 30, 2001, approximately 1,741,500 shares of Class A Common Stock were available for issuance under the 1999 Plan.

SUMMARY OF THE 1999 PLAN

     The following is a summary of the material provisions of the 1999 Plan. A copy of the 1999 Plan is attached to this proxy statement as Appendix B.

  DESCRIPTION OF AWARDS

     The 1999 Plan provides for the grant of incentive stock options ("incentive stock options") within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code"), options not intended to qualify as incentive stock options ("non-statutory stock options"), restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Class A Common Stock and the grant of stock appreciation rights. Generally, awards under the 1999 Plan are not assignable or transferable except by will or the laws of descent and distribution.

     INCENTIVE STOCK OPTIONS AND NON-STATUTORY STOCK OPTIONS. Optionees receive the right to purchase a specified number of shares of Class A Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may be less than, equal to, or greater than the fair market value of the Class A Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Class A Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of the Company or its parent or subsidiary corporations). Incentive stock options may not be granted for a term in excess of ten years (or more than five years in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of the Company or its parent or subsidiary corporations). Payment for Class A Common Stock upon exercise of incentive stock options and non-statutory stock options may be made (i) in cash or by check, payable to the order of the Company; (ii) except as the Board of Directors may otherwise provide in a particular option agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; (iii) by delivery of shares of Class A Common Stock valued at their fair market value as determined by the Board of Directors in good faith and owned by the participant for at least six months; (iv) to the extent permitted by the Board of Directors, (a) by delivery of a promissory note of the participant to the Company on terms determined by the Board of Directors or (b) by payment of such other lawful consideration as the Board may determine; or (v) through any combination of the foregoing methods of payment.

     RESTRICTED STOCK AWARDS. Restricted stock awards entitle recipients to acquire shares of Class A Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable awards are not satisfied prior to the end of the applicable restriction period established for such award.

     OTHER STOCK-BASED AWARDS. Under the 1999 Plan, the Board of Directors has the right to grant other awards based upon the Class A Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Class A Common Stock and the grant of stock appreciation rights.

ELIGIBILITY TO RECEIVE AWARDS

     Officers, employees, directors of, and consultants and advisors to the Company and its subsidiaries or any business venture in which the Company has a significant interest, as determined by the Board (and any individuals who have accepted an offer for employment) are eligible to be granted awards under the 1999 Plan. Under present law, however, incentive stock options may be granted only to employees of the Company or its subsidiaries. The maximum number of shares with respect to which awards may be granted to any participant under the 1999 Plan may not exceed 1,000,000 shares per calendar year.

     As of June 30, 2001, the Company had 282 full-time headquarters employees and seven non-employee directors. In addition, 87 principals, approximately 3,000 teachers and approximately 1,500 members of administrative staff and management worked in the Company's schools for the 2000-2001 school year. All full-time headquarters employees and non-employee directors were eligible to participate in the 1999 Plan, and except in locations where governmental or other restrictions were applicable, most of those people working full time in the Company's schools were eligible to participate in the 1999 Plan. The number of individuals receiving awards varies from year to year depending on various factors, such as the number of promotions and the Company's hiring needs during the year, and thus the Company cannot now determine future award recipients. From the initial adoption of the 1999 Plan through June 30, 2001, the Company granted the following options to the individuals and groups listed below:

                                                                                        TOTAL
                                                                           WEIGHTED     SHARES
                                                                           AVERAGE    SUBJECT TO
                                                                           EXERCISE     OPTION
NAME OF INDIVIDUAL                             TITLE/POSITION               PRICE       GRANTS
------------------                             --------------              --------   ----------
H. Christopher Whittle.............  President, Chief Executive Officer,   $ 20.75      100,000
                                       Director and Director Nominee
Benno C. Schmidt, Jr. .............  Chairman of the Board of Directors      20.75      291,500
                                     and Director Nominee
Christopher D. Cerf................  Chief Operating Officer, Director          --           --
                                     and Director Nominee
John E. Chubb......................  Chief Education Officer and             20.75      120,000
                                     Executive Vice President
Tonya G. Hinch.....................  Executive Vice President, School        20.75       60,000
                                       Support Division
Joan Ganz Cooney...................  Director and Director Nominee          24.125       15,000
Ramon C. Cortines..................  Director and Director Nominee          24.125       15,000
Charles J. Delaney.................  Director and Director Nominee          24.125       15,000
Reverend Floyd H. Flake............  President of Edison Charter             21.31      150,000
                                     Schools, Director and Director
                                       Nominee
Jeffrey T. Leeds...................  Director and Director Nominee          24.125       15,000
Jonathan Newcomb...................  Director and Director Nominee          24.125       15,000
Timothy P. Shriver.................  Director and Director Nominee              --           --
William F. Weld....................  Director and Director Nominee          24.125       15,000
All current directors who are not
  executive officers, as a group...  NA                                     24.125       90,000

                                                                                        TOTAL
                                                                           WEIGHTED     SHARES
                                                                           AVERAGE    SUBJECT TO
                                                                           EXERCISE     OPTION
NAME OF INDIVIDUAL                             TITLE/POSITION               PRICE       GRANTS
------------------                             --------------              --------   ----------
All current executive officers, as
  a group..........................  NA                                     21.592    1,008,500
All employees who are not executive
  officers, as a group(1)..........  NA                                      19.68    1,660,000

---------------

(1) Includes option grants for a total of 20,000 shares of Class A Common to four members of the Company's external advisory board.

     On October 16, 2001, the last reported sale price of the Company's Class A Common Stock on the Nasdaq National Market was $14.50 per share.

ADMINISTRATION

     The 1999 Plan is administered by the Compensation Committee. Subject to the provisions of the 1999 Plan, the Compensation Committee has the authority to select the persons to whom awards are granted and determine the terms of each award, including (i) the number of shares of Class A Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options and (iv) the number of shares of Class A Common Stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price. The Board of Directors may delegate to one or more executive officers of the Company the power to make awards and exercise such other powers as the Board may determine, subject to certain limitations.

     The Compensation Committee may amend, modify or terminate any outstanding award, including without limitation, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option into a non-statutory stock option, subject to the participant's consent if such amendment, modification or termination would materially or adversely affect the participant. The Compensation Committee may also accelerate the date on which an option, restricted stock award or a stock-based award becomes exercisable, becomes free of its restrictions or conditions or becomes realizable, as the case may be.

     Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Class A Common Stock other than a normal cash dividend, the Board of Directors will make adjustments to the number and class of securities available under the 1999 Plan, the maximum number of shares with respect to which awards may be granted to any participant under the 1999 Plan, the number and class of security and exercise price subject to each outstanding option, the repurchase price subject to each outstanding restricted stock award, and the terms of each other outstanding stock-based award to the extent that the Board of Directors determines in good faith that such adjustments are necessary and appropriate.

     In the event of a proposed liquidation or dissolution of the Company, the Board of Directors shall upon written notice to the participants provide that all then unexercised options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board of Directors may specify the effect of a liquidation or dissolution on any restricted stock award or other award granted under the 1999 Plan at the time of the grant of such award.

     In the event of an Acquisition Event (as defined in the 1999 Plan) or a written commitment by the Company with respect to an Acquisition Event, the Board of Directors is required to provide for outstanding options to be assumed or substituted for by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, such options, then the Board will provide that all options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the participants before the consummation of such Acquisition Event. In addition, upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding restricted stock award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Class A Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Class A Common Stock subject to such restricted stock award. The Board will specify the effect of an Acquisition Event on any other stock-based award granted under the 1999 Plan at the time of the grant of such award.

     If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Class A Common Stock covered by such award will again be available for grant under the 1999 Plan, subject, however, in the case of incentive stock options to any limitations under the Code.

     The 1999 Plan will remain in effect until October 2009 (except that it will continue in effect as to equity-related securities outstanding on that date), unless earlier terminated by the Board of Directors. The Board of Directors may amend, suspend or terminate the 1999 Plan or any portion thereof at any time.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 1999 Plan and with respect to the sale of Class A Common Stock acquired under the 1999 Plan. This summary is based upon the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

  INCENTIVE STOCK OPTIONS

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and more than one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

  NON-STATUTORY STOCK OPTIONS

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Class A Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale and will be short-term capital gain or loss if the participant has held the NSO Stock for a shorter period.

  RESTRICTED STOCK

     A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a valid
Section 83(b) Election within 30 days of the Grant Date, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the excess of the fair market value of the Class A Common Stock at the time the award is granted over the purchase price paid for the Class A Common Stock. If a valid Section 83(b) Election is made and the participant subsequently forfeits some or all of the shares, then the participant generally will not be entitled to any refund of taxes paid as a result of the Section 83(b) Election. If a valid Section 83(b) Election is not made, then the participant will recognize ordinary compensation income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the excess of the fair market value of the Class A Common Stock at the time of such lapse over the original purchase price paid for the Class A Common Stock. The participant will have a tax basis in the Class A Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized either at the time of the valid Section 83(b) Election is made or at the time the forfeiture provisions or transfer restrictions lapse, as applicable.

     Upon the disposition of the Class A Common Stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Class A Common Stock and the participant's tax basis in the Class A Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin on the day after the date on which the forfeiture provisions or restrictions lapse if a
Section 83(b) Election is not made, or on the day after the award is granted if a Section 83(b) Election is made.

  OTHER STOCK-BASED AWARDS

     The tax consequences associated with any other stock-based award granted under the 1999 Plan will vary depending on the specific terms of the award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant's holding period and tax basis for the award or underlying Class A Common Stock.

  TAX CONSEQUENCES TO THE COMPANY

     The grant of an award under the 1999 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option acquired under the 1999 Plan nor the sale of any Class A Common Stock acquired under the 1999 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1999 Plan, including in connection with a restricted stock award or as the result of the exercise of a non-statutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

        PROPOSAL 3 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. PricewaterhouseCoopers (or its predecessor, Coopers &

Lybrand L.L.P.) has served as the Company's independent auditors since the Company's formation in 1992. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of PricewaterhouseCoopers.

     Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

INDEPENDENT AUDITORS FEES AND OTHER MATTERS

  AUDIT FEES

     PricewaterhouseCoopers billed the Company an aggregate of $195,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended June 30, 2001.

  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PricewaterhouseCoopers did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended June 30, 2001 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

  ALL OTHER FEES

     PricewaterhouseCoopers billed the Company an aggregate of $124,000 in fees for other services rendered to the Company and its affiliates for the fiscal year ended June 30, 2001.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Adam Feild was late in filing his initial Form 3 reporting his beneficial ownership of equity securities of the Company. Joan Ganz Cooney was late in reporting the purchase of 400 shares of the Company's Class A Common Stock.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     To be considered for inclusion in the proxy statement for the 2002 Annual Meeting, stockholder proposals must be submitted to the Secretary of the Company at its principal executive offices at 521 Fifth Avenue, 11th Floor, New York, New York 10175, no later than the close of business on June 25, 2002.

     If a stockholder of the Company wishes to present a proposal directly at the 2002 Annual Meeting, but does not wish to have the proposal considered for inclusion in the proxy statement, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2002 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the 2002 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                          By Order of the Board of Directors,

                                          Laura K. Eshbaugh
                                          Executive Vice President and Secretary

October 26, 2001

     A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 2001, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON REQUEST WITHOUT CHARGE. PLEASE CONTACT

                               LAURA K. ESHBAUGH
                              EDISON SCHOOLS INC.
                             FIRST TENNESSEE PLAZA
                        800 SOUTH GAY STREET, SUITE 1230
                           KNOXVILLE, TENNESSEE 37929

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A

                              EDISON SCHOOLS INC.

                      FINANCE AND AUDIT COMMITTEE CHARTER

I. MEMBERSHIP

A. Number. The Finance and Audit Committee (the "Audit Committee") shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C. below.

B. Independence. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

   1. Has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

   2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

   3. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

   4. Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation -- other than benefits under at tax qualified retirement plan, compensation for director service or nondiscretionary compensation -- greater than $60,000; and

   5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

   Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

C. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

D. Chairman. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II. RESPONSIBILITIES OF THE AUDIT COMMITTEE

     The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

     A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

     B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

     C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

     D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

     E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

     F. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

     G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

     H. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

     I. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

     J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

     K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

     L. The Audit Committee shall meet privately at least once per year with:
        (i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.

                                                                      APPENDIX B

                              EDISON SCHOOLS INC.

                           1999 STOCK INCENTIVE PLAN

1. PURPOSE

     The purpose of this 1999 Stock Incentive Plan (the "Plan") of Edison Schools Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2. ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3. ADMINISTRATION, DELEGATION

     (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). If and when the Class A Common Stock, $.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code ("Section 162(m)") and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4. STOCK AVAILABLE FOR AWARDS

     (a) Subject to adjustment under Section 8, Awards may be made under the Plan for up to 4,500,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m).

5. STOCK OPTIONS

     (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. No option will be granted for a term in excess of 10 years.

     (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

          (4) to the extent permitted by the Board, in its sole discretion, by
     (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board or (ii) payment of such other lawful consideration as the Board may determine; or

          (5) by any combination of the above permitted forms of payment.

6. RESTRICTED STOCK

     (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. OTHER STOCK-BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8. ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

     (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

     (c) Acquisition Events

          (1) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or
     (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

          (2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

          Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable) exceeds (B) the aggregate exercise price of such Options.

          (3) Consequences of an Acquisition Event on Restricted Stock
     Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

          (4) Consequences of an Acquisition Event on Other Awards. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

9. GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10. MISCELLANEOUS

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under
Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by
Section 162(m) (including the vote required under Section 162(m)).

     (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                          Adopted by the Board of Directors
                                          on October 4, 1999.

                                          Approved by the stockholders
                                          on October 26, 1999.

                                          On October 20, 2000, the Board of
                                          Directors amended the Plan to increase
                                          the number of shares of Common Stock
                                          available for issuance under the Plan
                                          from 2,500,000 shares to 4,500,000
                                          shares. This amendment was approved by
                                          the stockholders on November 30, 2000.

                                AMENDMENT NO. 2
                                     TO THE
                           1999 STOCK INCENTIVE PLAN
                                       OF
                              EDISON SCHOOLS INC.

     The 1999 Stock Incentive Plan (the "Plan") of Edison Schools Inc. is hereby amended as follows (all capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Plan):

     1. The first sentence of Section 4(a) of the Plan shall be deleted in its entirety and replaced with the following:

          "(a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 6,500,000 shares of Common Stock."

     2. Except as aforesaid, the Plan shall remain in full force and effect.

                                          Adopted by the Board of Directors
                                          on August 22, 2001.

                                                                      APPENDIX C

PROXY
CLASS A COMMON STOCK

                              EDISON SCHOOLS INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 6, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            OF THE COMPANY AND SHOULD BE RETURNED AS SOON AS POSSIBLE


    The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Laura K. Eshbaugh, Adam Feild and David A. Graff, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of EDISON SCHOOLS INC. (the "Company") to be held on Thursday, December 6, 2001 at 10:00 a.m. at The Harvard Club, 27 West 44th Street, New York, New York, and any adjournments or postponements thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of Class A Common Stock of the Company which the undersigned may be entitled to vote or act upon with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal.

    In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. Unless otherwise indicated below, the proxy holders are authorized to cumulate and distribute votes among the nominees for election as directors with respect to which authority is not withheld or, if the proxy is either not marked or is marked for all nominees, among all nominees. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.


[X} PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.


1. To elect the following seven Directors for the ensuing year (except as marked below):

Christopher D. Cerf, Joan Ganz Cooney, Ramon C. Cortines,
Reverend Floyd H. Flake, Jonathan Newcomb,
Benno C. Schmidt, Jr., William F. Weld

[ ] FOR ALL NOMINEES
(except as marked to the right)

[ ] WITHHOLD AUTHORITY FOR ALL NOMINEES

INSTRUCTIONS: To withhold a vote for an individual nominee(s), write the name of such nominee(s) in the space provided below. Your shares will be voted for the remaining nominee(s).
 __________________________________________

If you desire to allocate votes among the nominees, write the name(s) of the nominee(s) and the number of votes allocated to such nominee(s) in the space provided below. The total number of votes cast must not exceed SEVEN times the total number of shares of Class A Common Stock you hold.
__________________________________________

2. To approve an amendment to the Company's 1999 Stock Incentive Plan to increase the number of shares of the Company's Class A Common Stock authorized for issuance thereunder from 4,500,000 shares to 6,500,000 shares.

              [ ]FOR               [ ]AGAINST            [ ]ABSTAIN

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current year.

              [ ]FOR               [ ]AGAINST            [ ]ABSTAIN

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3, A VOTE "FOR" ALL DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSALS 2 AND 3 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


                                   Dated: ______________________________, 2001


                                   ___________________________________________
                                                  Signature

                                   ___________________________________________
                                           Signature if held jointly


Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.

   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

PROXY
CLASS B COMMON STOCK

                              EDISON SCHOOLS INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 6, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            OF THE COMPANY AND SHOULD BE RETURNED AS SOON AS POSSIBLE


    The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Laura K. Eshbaugh, Adam Feild and David A. Graff, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of EDISON SCHOOLS INC. (the "Company") to be held on Thursday, December 6, 2001 at 10:00 a.m. at The Harvard Club, 27 West 44th Street, New York, New York, and any adjournments or postponements thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of Class B Common Stock of the Company which the undersigned may be entitled to vote or act upon with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal.

    In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. Unless otherwise indicated below, the proxy holders are authorized to cumulate and distribute votes among the nominees for election as directors with respect to which authority is not withheld or, if the proxy is either not marked or is marked for all nominees, among all nominees. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

[X} PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.

1. To elect the following four Directors for the ensuing year (except as marked below): Charles J. Delaney, Jeffrey T. Leeds, Timothy P. Shriver, H. Christopher Whittle

[ ] FOR ALL NOMINEES
(except as marked to the right)

[ ] WITHHOLD AUTHORITY FOR ALL NOMINEES

INSTRUCTIONS:

To withhold a vote for an individual nominee(s), write the name of such nominee(s) in the space provided below. Your shares will be voted for the remaining nominee(s).

If you desire to allocate votes among the nominees, write the name(s) of the nominee(s) and the number of votes allocated to such nominee(s) in the space provided below. The total number of votes cast must not exceed FOUR times the total number of shares of Class B Common Stock you hold.

2. To approve an amendment to the Company's 1999 Stock Incentive Plan to increase the number of shares of the Company's Class A Common Stock authorized for issuance thereunder from 4,500,000 shares to 6,500,000 shares.

                  [ ] FOR          [ ] AGAINST         [ ] ABSTAIN

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current year.

                  [ ] FOR          [ ] AGAINST         [ ] ABSTAIN

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS
MADE, THE PROXIES SHALL VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3, A VOTE "FOR" ALL DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSALS 2 AND 3 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                                   Dated: ______________________________, 2001


                                   ___________________________________________
                                                   Signature

                                   ___________________________________________
                                          Signature if held jointly


                                   Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.

   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING
ENVELOPE.